Exhibit 4.4

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 24, 2020, by and among Builders FirstSource, Inc., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of May 30, 2019 (as supplemented by the First Supplemental Indenture, dated as of July 25, 2019, the “Indenture”), relating to the issuance of 6.750% Senior Secured Notes due 2027;

WHEREAS, pursuant to the Indenture, the Issuer has issued $400,000,000 aggregate principal amount of its 6.750% Senior Secured Notes due 2027 on May 30, 2019 and $75,000,000 aggregate principal amount of its 6.750% Senior Secured Notes due 2027 on July 25, 2019 (collectively, the “Initial Notes”);

WHEREAS, Section 2.1 of the Indenture provides that Additional Notes ranking pari passu with the Initial Notes may be issued from time to time by the Issuer (subject to the Issuer’s compliance with Sections 3.2 and 3.6 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and, except as set forth therein, shall have the same terms as to status, redemption or otherwise as the Initial Notes;

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing an additional $350,000,000 aggregate principal amount of 6.750% Senior Secured Notes due 2027, having terms substantially identical in all material respects to the Initial Notes (the “Additional 2027 Notes” and, together with the Initial Notes, the “Notes”); and

WHEREAS, Section 9.1 of the Indenture provides that, among other things, the Issuer, the Guarantors and the Trustee may supplement the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the terms of the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)   Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)   Additional Notes.  As of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, the Additional 2027 Notes, which constitute Additional Notes under the Indenture, having terms substantially identical in all material respects to the Initial Notes, at an issue price of 98.750%, plus accrued and unpaid interest from December 1, 2019. The interest on the Additional 2027 Notes shall accrue from December 1, 2019. The Additional 2027 Notes shall be issued as Restricted Notes under the Indenture.  The Initial Notes and the Additional 2027 Notes shall be treated as a single class for all purposes under the Indenture.

(3)   Necessary Actions.  Each of the Issuer and the Guarantors hereby represents and warrants that all actions necessary to give effect to this Supplemental Indenture have been taken.

(4)   Governing Law.  THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(5)   Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(6)   Effect of Headings.  The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(7)   The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

(8)   Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

ON BEHALF OF EACH OF THE GUARANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to the Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and as Notes Collateral Agent

By:	/s/ W. Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Vice President

[Signature Page to the Second Supplemental Indenture]

SCHEDULE I

Guarantors

1.	Builders FirstSource Holdings, LLC, a Delaware limited liability company
2.	Builders FirstSource - Northeast Group, LLC, a Delaware limited liability company
3.	Builders FirstSource - Texas GenPar, LLC, a Delaware limited liability company
4.	Builders FirstSource - MBS, LLC, a Delaware limited liability company
5.	BFS Texas, LLC, a Delaware limited liability company
6.	BFS IP, LLC, a Delaware limited liability company
7.	Builders FirstSource - Dallas, LLC, a Delaware limited liability company
8.	Builders FirstSource - Florida, LLC, a Delaware limited liability company
9.	Builders FirstSource - Florida Design Center, LLC, a Delaware limited liability company
10.	Builders FirstSource - Ohio Valley, LLC, a Delaware limited liability company
11.	BFS, LLC, a Delaware limited liability company
12.	Builders FirstSource - Atlantic Group, LLC, a Delaware limited liability company
13.	Builders FirstSource - Southeast Group, LLC, a Delaware limited liability company
14.	Builders FirstSource - Raleigh, LLC, a Delaware limited liability company
15.	Builders FirstSource - Colorado Group, LLC, a Delaware limited liability company
16.	Builders FirstSource - Colorado, LLC, a Delaware limited liability company
17.	Builders FirstSource - Texas Group, L.P., a Texas limited partnership
18.	Builders FirstSource - South Texas, L.P., a Texas limited partnership
19.	Builders FirstSource - Intellectual Property, L.P., a Texas limited partnership
20.	Builders FirstSource - Texas Installed Sales, L.P., a Texas limited partnership
21.	ProBuild Holdings LLC, a Delaware limited liability company
22.	ProBuild Company LLC, a Delaware limited liability company
23.	Pro-Build Real Estate Holdings, LLC, a Delaware limited liability company
24.	Builder’s Capital, LLC, a New York limited liability company
25.	ProBuild North Transportation LLC, a Washington limited liability company
26.	Timber Roots, LLC, a Washington limited liability company
27.	Spenard Builders Supply LLC, an Alaska limited liability company